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                                                                 EXHIBIT 23.1(d)



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the Cross Country, Inc. Amended and Restated 1999 Stock Option Plan and the Cross Country, Inc. Amended and Restated Equity Participation Plan of our report dated August 10, 2001, related to the financial statements of Heritage Professional Education, LLC, included in the Registration Statement (Form S-1) and related Prospectus of Cross Country, Inc. dated October 24, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee

December 6, 2001